As filed with the Securities and Exchange Commission on July 18, 1996
                                                  Registration No. ____________
- --------------------------------------------------------------------------------



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                 ---------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------


                     CLASSIC RESTAURANTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                                         84-1122431
  (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)

   3091 GOVERNORS LAKE DRIVE, BUILDING 100, SUITE 500, NORCROSS, GEORGIA 30071
    (Address of Principal Executive Offices)                      (Zip Code)

                     CONSULTING AGREEMENT DATED MAY 30, 1996
                     CONSULTING AGREEMENT DATED JULY 1, 1996
                            (Full title of the plan)

                              CAROLINE P. ANDERSON
                     CLASSIC RESTAURANTS INTERNATIONAL, INC.
               3091 GOVERNORS LAKE DRIVE, BUILDING 100, SUITE 500
                             NORCROSS, GEORGIA 30071
                     (Name and address of agent for service)

                                 (770) 729-9010
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                         LAW OFFICES OF FAY M. MATSUKAGE
                           STANFORD PLACE 3, SUITE 201
                        4582 SOUTH ULSTER STREET PARKWAY
                             DENVER, COLORADO 80237
                                 (303) 721-9495



Exhibit index on consecutive page _____              Consecutive page 1 of _____

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                PROPOSED
                                                        PROPOSED                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE            MAXIMUM OFFER-         AGGREGATE OFFER-           AMOUNT OF
   TO BE REGISTERED            REGISTERED          ING PRICE PER UNIT           ING PRICE            REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
Shares of Class                  200,000               $5.19 (1) <F1>         $1,037,500 (1) <F1>        $357.76
A Common
Stock, no par
value, under
Consulting
Agreements
- ------------------------------------------------------------------------------------------------------------------------
Options to                       300,000               $5.19 (1) <F1>         $1,556,250 (1) <F1>        $536.64
purchase Class A
Common Stock
- ------------------------------------------------------------------------------------------------------------------------
Shares of Class                  300,000                  $0.10                  $30,000                  $10.34
A Common
Stock issuable
upon exercise of
Options
- ------------------------------------------------------------------------------------------------------------------------
Total                                                                           $2,623,750               $904.74
========================================================================================================================

<F1>
(1)      Calculated based on Rule 457(h).  Average of the closing bid and asked prices as of July 11, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1995, December 31, 1995, and March 31, 1996, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended June 30, 1995.

         (c) The description of Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 29, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Class A Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

         The Registrant sets forth a description of the options to be offered:

         The Registrant has authorized the issuance of options to purchase an aggregate of up to 300,000 shares of its Class A Common Stock and has reserved an equivalent number of shares of Class A Common Stock for issuance upon exercise of such options. Each option entitles the holder thereof to purchase one share of Class A Common Stock at a price of $0.10. The right to exercise 100,000 options will commence upon issuance and will terminate at the close of business on June 30, 1997. The right to exercise the remaining 200,000 options will commence on August 31, 1996 and will terminate at the close of business on August 31, 1997. The options are subject to anti-dilutive rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Colorado corporate law, Article VII of the Registrant's Articles of Incorporation, as amended, and Article XI of the Registrant's Bylaws permit the Registrant to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT                                                                                          CONSECUTIVE
      NUMBER                                           EXHIBIT                                        PAGE NUMBER
       4.1          Articles of Incorporation, as amended (filed as an exhibit to the                     N/A
                    Registrant's Registration Statement on Form 8-A, and
                    incorporated herein by reference)
       4.2          Bylaws (filed as an exhibit to the Registrant's Registration                          N/A
                    Statement on Form 8-A, and incorporated herein by reference)
       4.3          Consulting Agreement with Diversified Corporate Consulting                            ___
                    Group, LLC dated May 30, 1996
       4.4          Consulting Agreement with Search Group Capital, Inc. dated                            ___
                    July 1, 1996
       5.1          Opinion Regarding Legality                                                            ___
       23.1         Consent of BDO Seidman  (1)<F1>                                                       N/A
       23.2         Consent of Fay M. Matsukage (included in Exhibit 5.1)                                 N/A

<F1>
      (1)  Application has been made under Rule 437 to waive this consent.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on July 15,1996.

                                        CLASSIC RESTAURANTS INTERNATIONAL, INC.



                                        By:/S/ CAROLINE P. ANDERSON
                                                Caroline P. Anderson
                                                Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                  President and Treasurer (Prin-
                                  cipal Executive Officer) and
/s/ James R. Shaw                 Director                       July 15, 1996
- ------------------------------                                   --------------
James R. Shaw                                                    Date
                                  Executive Vice President,
                                  Secretary (Principal Financial
/s/ Caroline P. Anderson          Officer) and  Director         July 15, 1996
- ------------------------------                                   --------------
Caroline P. Anderson


/s/ Jerry W. Carter               Director                       July 15, 1996
- ------------------------------                                   --------------
Jerry W. Carter                                                  Date



/s/ Daniel Howell                 Director                       July 15, 1996
- ------------------------------                                   --------------
Daniel Howell                                                    Date


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